Exhibit 99.6

FIRST AMENDMENT TO THE ENTERPRISE FINANCIAL SERVICES CORP
EXECUTIVE EMPLOYMENT AGREEMENT
BETWEEN ENTERPRISE FINANCIAL SERVICES CORP AND
STEPHEN P. MARSH

     WHEREAS, Enterprise Financial Services Corp (“Company”), a Delaware corporation, and Stephen P. Marsh (“Executive”) entered into the Enterprise Financial Services Corp Executive Employment Agreement between Company and Executive dated effective as of July 1, 2008 (“Original Agreement”); and

     WHEREAS, Company and Executive want to amend the Original Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to make other changes; and

     WHEREAS, in connection with the purchase by the United States Department of the Treasury of certain preferred shares and related common stock warrants of the Company, the Company and Executive want to amend the Original Agreement to comply with the requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the date hereof;

     NOW, THEREFORE, the Original Agreement is amended effective as of December 19, 2008 as follows:

1.	Change Section 5.2 to read in its entirety as follows:

5.2 Termination Other Than for Cause. Notwithstanding any other provisions of this Agreement, the Company may effect a “Termination Other Than For Cause”, as hereinafter defined, at any time upon giving written notice to Employee of such termination. Upon any Termination Other Than for Cause, subject to Employee’s compliance with the terms and conditions contained in this Agreement, Employee shall, within thirty (30) days after such termination, be paid in a single sum, cash payment (i) all accrued but unpaid salary through the date of such termination; (ii) Targeted Bonus to the extent earned but unpaid for the calendar year immediately preceding the year in which termination occurs; (iii) any benefits under any plans of Company in which Employee is a participant to the full extent of Employee’s rights under such plans; (iv) accrued but unpaid and unused vacation pay for the year in which the termination occurs; (v) any appropriate business expenses incurred by Employee which are reimbursable by Company in connection with his duties hereunder, all to the date of termination and (vi) severance compensation as provided in Section 6.2 “Termination Other Than for Cause” shall mean any termination by the Company of Employee’s employment with the Company other than a termination pursuant to subsection 5.1, 5.3, 5.4, 5.5 or 5.6, provided that such termination constitutes a Separation from Service as defined in Section 7.1.

2.	Change Section 5.6 to read in its entirety as follows:

5.6 Termination Upon a Change in Control. In the event of a “Termination Upon a Change in Control” as herein defined, Employee shall, within thirty (30) days after such termination, be paid in a single sum, cash payment (i) all accrued but unpaid salary through the date of termination; (ii) Targeted Bonus to the extent earned but unpaid; (iii) any benefits accrued and earned under any plans of Company in which Employee is a participant to the full extent of Employee’s rights under such plans; (iv) accrued but unpaid vacation pay for the year in which the termination occurs; (v) any appropriate business expenses incurred by Employee which are reimbursable by Company in connection with his duties hereunder, all to the date of termination; and (vi) all severance compensation as provided in Section 6.1. “Termination Upon a Change in Control” shall mean a termination by the Company (other than a Termination for Cause) or by Employee, in either case within one year following a “Change in Control” as hereinafter defined, provided that such termination constitutes a Separation from Service as defined in Section 7.1. “Change in Control” shall mean the date on which any of the following has occurred:

       (a) any individual, entity or group (a “Person”), other than one or more of the Company’s directors on the Effective Date of this Agreement or any Person that any such director controls, becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company (the “Company Outstanding Voting Securities”);

       (b) any Person becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of Enterprise Bank & Trust entitled to vote generally in the election of directors of Enterprise Bank & Trust (“Bank Outstanding Voting Securities”);

       (c) consummation of a reorganization, merger or consolidation (a “Business Combination”) of the Company, unless, in each case, following such Business Combination (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Company Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination, (ii) no Person (excluding any company resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination except to the extent such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors of the company resulting from the Business Combination are Continuing Directors (as hereinafter defined) at the time of the execution of the definitive agreement, or the action of the Board, providing for such Business Combination;

       (d) consummation of the sale, other than in the ordinary course of business, of more than 50% of the combined assets of the Company and its subsidiaries in a transaction or series of related transactions during the course of any twelve-month period; or

       (e) the date on which Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the Company.

As used in this Section 5.6, the definitions of the terms “beneficial owner” and “group” shall have the meanings ascribed to those terms in Rule 13(d)(3) under the Securities Exchange Act of 1934. As used in this Section 5.6, the term “Continuing Directors” shall mean, as of any date of determination, (i) any member of the Board of Directors on the Effective Date of this Agreement, (ii) any person who has been a member of the Board of Directors for the two years immediately preceding such date of determination, or (iii) any person who was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (A) a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (B) at least four Continuing Directors but excluding, for purposes of this clause (iii), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board of Directors of the Company. “Control” means the direct or indirect ownership of voting securities constituting more than fifty percent (50%) of the issued voting securities of a corporation.

3.	Change Section 6.1 to read in its entirety as follows:

       6.1 Termination Upon Change in Control. In addition to payments provided for in Section 5.6, in the event Employee’s employment is terminated in a Termination Upon a Change in Control pursuant to Section 5.6 and such termination constitutes a Separation from Service as defined in Section 7.1, Employee shall be paid the following as severance compensation:

       (a) within thirty (30) days of such termination of employment, Employee shall be paid, in a single sum, cash payment, the sum of the following amounts:

(1) An amount equal to his Base Salary as in effect on his termination of employment payable for 24 consecutive months following such termination of employment discounted to the net present value of such payments using as a discount rate, the prime rate as reported in the Wall Street Journal as the date of such termination of employment; and

(2) An amount equal to the Targeted Bonuses for the year in which such termination occurs as though all requisite targets for such year are fully and completely achieved.

(b) in the event that Employee is not otherwise entitled to fully exercise all awards granted to him under any stock option plan maintained by Company, including without limitation any stock options or stock appreciation rights, and any such plan does not otherwise provide for acceleration of exercise ability upon the occurrence of the Change in Control described herein, such awards shall become immediately exercisable upon a Change in Control.

(c) all restricted stock units granted to Employee will vest and become transferable upon a Change in Control.

4.	Change Section 7 to read in its entirety as follows:

7. 409A. The following provisions shall apply notwithstanding any other provisions herein to the contrary:

7.1 Separation From Service. Any amount that (i) is payable upon termination of Executive’s employment with the Company under any provision of this Agreement, and (ii) is subject to the requirements of Code Section 409A, shall not be paid unless and until the Executive has Separated from Service. As used in this Agreement, the terms “Separated from Service” and “Separation from Service” shall have the meaning specified in Treasury Regulation Section 1.409A-1(h).

7.2 Required Delay. If Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) of Company at the time of his termination of employment and if payment of severance compensation to the Executive is on account of an “involuntary separation from service” (as defined in Treasury Regulation Section 1.409A-1(n)), Executive shall be paid such severance compensation during the six (6) month period immediately following the date of his Separation from Service as otherwise provided under Section 6 for such six -month period except that the total amount of such payments shall not exceed the lesser of the amount specified under (i) Treasury Regulation Section 1.409A-1(9)(iii)(A)(1) or (ii) Treasury Regulation Section 1.409A-1(9)(iii)(A)(2). To the extent such amounts otherwise payable during such six-month period exceed the amounts payable under the immediately preceding sentence, such excess amounts shall not be paid during such six-month period, but instead shall be paid in a single sum on the first regular payroll date of Company immediately following the six (6) month anniversary of the date of Executive’s Separation from Service. If Executive is a specified employee and Executive’s Separation from Service is not an involuntary separation from service as defined in Treasury Regulation Section 1.409A-1(n), then any severance compensation and any other amount due to Executive under this Agreement that is subject to Code Section 409A and that would otherwise have been paid during the six (6) month period immediately following the date of Executive’s Separation from Service shall be paid in a single sum on the first payroll date of Company immediately following the six month anniversary of Executive’s Separation from Service. Amounts, the payment of which are deferred under this Section, shall be increased by interest at the prime rate as of the date of Executive’s Separation from Service as published in the Wall Street Journal from the date such amounts would have been paid but for this provision and such accumulated interest shall also be paid to the Executive on the first payroll date of Company immediately following the six month anniversary of Executive’s Separation from Service.

Notwithstanding the provisions of this Section 7, the Company has no responsibility or obligation to Executive with respect to any tax that may be incurred by Executive pursuant to Code Section 409A.

5.	There shall be added a new Section 24 which reads in its entirety as follows:

24. Emergency Economic Stabilization Act Provisions. The following provisions are agreed to by the parties in connection with the purchase by the United States Department of the Treasury (the “UST”) of certain preferred shares and related common stock warrants of the Company (the “Purchased Securities”) and pursuant to a Letter Agreement and a Securities Purchase Agreement, between the UST and the Company (the “Purchase Agreement”), the Company is required to meet certain executive compensation and corporate governance standards under Section 111(b) of EESA, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date (as defined in the Purchase Agreement) (such guidance or regulation being hereinafter referred to as the “CPP Guidance”).

(a) In the event that any payment or benefit to which the Executive is or may become entitled under the this Agreement, the Plan or any other plan, arrangement or agreement of the Company to which Executive is a party or beneficiary is a “golden parachute payment” for purposes of Section 111(b) of the EESA and the CPP Guidance, including the rules set forth in Section 30.9 Q-9 of 31 C.F.R. Part 30, if, and to the extent, the payment of which is prohibited to be made by the Company under EESA and the CPP Guidance then during the period that the UST owns any equity or debt securities acquired under the Purchase Agreement or the conversion of any convertible securities or exercise of any options or warrants acquired thereunder (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide) any such prohibited portion of such payment or benefit to the Executive and (ii) Executive shall not be entitled to receive any such prohibited portion of such payment or benefit.

(b) Any bonus or incentive compensation paid to the Executive during the period that the UST owns the Purchased Securities will be subject to recovery or “clawback” by the Company or its affiliates (pursuant to the Company’s TARP Capital Purchase Program Clawback Policy attached hereto as Exhibit A, as it may be amended from time to time) if, and to the extent, the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, all within the meaning of Section 111(b) of the EESA and the CPP Guidance.

(c) In the event that the Committee determines that any bonus or incentive compensation arrangement pursuant to which the Executive is or may be entitled to a payment, including without limitation this Agreement or the Plan, encourages the Executive to take “unnecessary and excessive risks that threaten the value of the financial institution” (within the meaning of § 30.9 Q-4 of 31 C.F.R. Part 30), the Committee (or, if required by the applicable arrangement, the Board), on behalf of the Company, shall take such action as is necessary to amend any such bonus and/or incentive compensation arrangements to eliminate such encouragement, and the Executive’s bonus and/or incentive compensation will be determined pursuant to such amended arrangements.

6.	Except as expressly amended pursuant to this Amendment, the Original Agreement shall continue in full force and effect without modification. Employee hereby waives any claim that this Amendment constitutes a Termination Other Than for Cause, as such term is defined in the Original Agreement.

7.	Capitalized terms not defined herein shall have the meaning given them in the Original Agreement unless the context clearly and unambiguously requires otherwise.

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 19th day of December, 2008.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Peter F. Benoist
Peter F. Benoist, President & Chief
Executive Officer

/s/ Stephen P. Marsh
Stephen P. Marsh

Exhibit A

Capital Purchase Program Clawback Policy

     This Capital Purchase Program Clawback Policy (this “Policy”), adopted by Enterprise Financial Services Corp (the “Company”) Board of Directors (the “Board”) as of December 17, 2008, has been established as part of the Company’s participation in the TARP Capital Purchase Program (the “CPP”) of the United States Treasury Department (“UST”). This Policy is intended to comply with Section 111(b)(2)(B) of the Emergency Economic Stabilization Act of 2008 (“EESA”), and the guidance and regulations thereunder in effect as from time to time (any such guidance or regulation being referred to hereinafter as “CPP Guidance”).

     Any bonus or incentive compensation paid to any of the Company’s “senior executive officers” or “SEOs,” within the meaning set forth in CPP Guidance, during the time period UST holds an equity or debt position acquired under the CPP will be subject to recovery or “clawback” by the Company to the extent such payment or benefit was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

     This Policy will be administered by the Board’s Compensation Committee (the “Committee”), unless otherwise determined by the Board, in accordance with the following:

     1) This Policy shall be interpreted and all determinations pursuant to this Policy shall be made in accordance with EESA and any applicable CPP Guidance, notwithstanding anything in any policy, plan, program, agreement or arrangement of the Company or any of the affiliates in its “controlled group,” within the meaning of §30.1 Q-1(b) of 31 C.F.R. Part 30 or any subsequent applicable CPP Guidance, to the contrary.

     2) If the Committee determines, in its sole and absolute discretion, that, during the time period that UST holds an equity or debt position acquired under the CPP, an SEO received a payment, or payments, of bonus or incentive compensation (including, without limitation, any non-equity short- or long-term bonus or any equity compensation) that is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria used in determining or setting such bonus or incentive compensation, then the Committee shall determine the amount of any such bonus or incentive compensation that was paid as a result of such materially inaccurate financial statements and/or performance metric criteria (the “Overpayment Amount”). The Committee shall, promptly after making such determination, send such SEO a notice of recovery (“Recovery Notice”) which shall specify the Overpayment Amount and the terms for prompt repayment thereof.

     The Board shall have the authority to amend or terminate this Policy to the extent necessary to comply with the requirements of EESA and the CPP Guidance. The Committee shall have the authority to establish rules and procedures for administering this Policy, all of which shall comply with the requirements of EESA and the CPP Guidance.